UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Delcath Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY—SUBJECT TO COMPLETION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 24, 2014

Notice is hereby given that a Special Meeting of Stockholders of Delcath Systems, Inc., will be held on February 24, 2014, at 10:00 a.m., local time, at The Michelangelo Hotel, 152 West 51st Street, New York, New York for the following purposes:

(1)	To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock at a specific ratio within a range from 1-for-8 to 1-for-16, inclusive, on or prior to December 31, 2014 and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing and ratio; and

(2)	To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

We are not aware of any other business to come before the Special Meeting.

These items of business are more fully described in the Proxy Statement, which accompanies this Notice of Special Meeting.

The Board of Directors has fixed the close of business on January 13, 2014, as the record date for the Special Meeting. Only stockholders of record of our Common Stock at the close of business on that date are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement of the Special Meeting.

Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the Special Meeting and to vote your shares in person. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read the Proxy Statement carefully.

By Order of the Board of Directors

/s/ Jennifer K. Simpson
Jennifer K. Simpson
Interim Co-President and Co-Chief Executive Officer,
Executive Vice President, Global Head of Business Operations

/s/ Graham G. Miao
Graham G. Miao
New York, New York	Interim Co-President and Co-Chief Executive Officer,
January [—], 2014	Executive Vice President, Chief Financial Officer

DELCATH SYSTEMS, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 24, 2014

i

PRELIMINARY COPY—SUBJECT TO COMPLETION

810 Seventh Avenue, 35th Floor

New York, New York 10019

PROXY STATEMENT

For the Special Meeting of Stockholders to be held on February 24, 2014

The enclosed proxy is solicited by the Board of Directors of Delcath Systems, Inc. (“we,” “our” or “us”) to be voted at the Special Meeting of Stockholders (the “Special Meeting”) to be held on February 24, 2014, at 10:00 a.m., local time, and at any proper adjournment or postponement of the Special Meeting. The Special Meeting will be held at The Michelangelo Hotel, 152 West 51st Street, New York, New York. This Proxy Statement and the accompanying Notice of Special Meeting of Stockholders and proxy card is being first mailed on or about January 17, 2014 to our stockholders entitled to vote at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting to be Held on February 24, 2014.

A copy of this Proxy Statement and the proxy card are available at:

https://materials.proxyvote.com/24661P

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Purpose of the Special Meeting.	The Special Meeting will be held for the following purposes:

•    To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock at a specific ratio within a range from 1-for-8 to 1-for-16, inclusive, on or prior to December 31, 2014 and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing and ratio (the “Proposal”); and

• To transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Stockholders Entitled to Vote.	Stockholders of record at the close of business on January 13, 2014 (the “Record Date”) of our Common Stock, $0.01 par value per share (“Common Stock”), are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement of the Special Meeting. At the close of business on the Record Date, there were [—] shares of Common Stock issued, outstanding and entitled to vote.

Number of Votes.	You have one vote for each share of Common Stock held by you on the Record Date.

Voting.	You may vote your shares in person or by proxy.

Stockholders of Record. If you hold your shares in your own name as a holder of record, you can vote your Common Stock by:

•   completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. The persons named in the proxy card (the “proxies” or “proxy holders”) will vote your shares in accordance with your instructions in your completed and returned proxy card; or

• attending the Special Meeting and delivering your completed proxy card in person or by completing a ballot at the Special Meeting. Ballots will be available at the Special Meeting.

Beneficial Owners. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record on how to vote your shares. You must follow the instructions of your broker or other nominee in order for your shares to be voted. If your shares are not registered in your name and you plan to vote your shares in person at the Special Meeting, you must obtain and bring with you to the Special Meeting a “legal proxy” from the broker or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares at the Special Meeting.

Quorum; Broker “Non-Votes.”	A majority of our outstanding shares of Common Stock present in person or by proxy and entitled to be voted at the Special Meeting constitutes a quorum. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker “non-votes” (proxies from brokers or other nominees indicating that they have not received instructions from the beneficial owner(s) on a particular proposal(s) with respect to which the brokers or nominees do not have discretionary voting authority) will be treated as shares that are present for purposes of determining the presence of a quorum.

Routine Proposals.	Your broker or nominee will have discretionary authority to vote your shares with respect to “routine” proposals but not with respect to “non-routine” proposals.

The Proposal is a routine matter and may be voted upon by your broker if you do not submit voting instructions.

Vote Required; Treatment of Abstentions and Broker Non-Votes.	The Proposal must receive a “FOR” vote, either in person or by proxy, from a majority of the votes entitled to be cast by the holders of our issued and outstanding Common Stock.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or, in some cases, in their own discretion as permitted under the listing rules of NASDAQ. For purposes of the Special Meeting, brokers or nominees are permitted to vote their clients’ proxies in their own discretion as to the Proposal if the clients have not furnished voting instructions within 10 days of the Special Meeting.

Abstentions are included in the number of shares present or represented and voting on each matter. However, broker “non-votes” are not considered voted for the particular matter and will have the same effect as votes against the Proposal.

Voting of Proxies.	Our Board of Directors recommends a vote FOR the Proposal. Your shares of Common Stock will be voted in accordance with the instructions contained in your signed proxy card. If you return a signed proxy card without giving specific voting instructions with respect to the Proposal, proxies will be voted in favor of the Board of Directors’ recommendations with respect to the Proposal as set forth in this Proxy Statement.

Other Matters.	We are not aware of any matters to be presented at the Special Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is properly adjourned or postponed, the proxy holders can vote your shares on the new meeting date as well, unless you have subsequently revoked your proxy.

Revoking your Proxy.	Stockholders of Record. You can revoke your proxy at any time before it is voted at the Special Meeting by doing any one of the following:

•   giving our Corporate Secretary a written notice of revocation before (addressed to Gregory J. Champion, Esq., Corporate Secretary, Delcath Systems, Inc., 810 Seventh Avenue, 35th Floor, New York, New York 10019) or at the Special Meeting; or

• delivering a properly executed, later dated proxy card; or

• attending the Special Meeting and voting in person at the Special Meeting. Your attendance at the Special Meeting in and of itself will not be sufficient to revoke your proxy.

Beneficial Owners. If you instructed your broker or nominee to vote your shares, you can change your vote only by following your broker or nominee’s instructions for doing so.

Expenses and Solicitation.	The costs of solicitation of proxies, including printing and mailing costs, will be borne by us. In addition to the solicitation of proxies by mail, proxies may also be solicited personally by our directors, officers and employees, without additional compensation to these individuals. We may request banks, brokers and other firms holding shares in their names which are beneficially owned by others to send proxy materials and obtain proxies from such beneficial owners, and will reimburse such banks, brokers and other firms for their reasonable out-of-pocket costs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our Common Stock as of [—], 2014 (unless otherwise specified), held by: (i) each of our directors; (ii) each of our named executive officers (as defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934); (iii) all of our directors and executive officers as a group and (iv) each person or group know by us to own beneficially more than 5% of the outstanding Common Stock. Except as indicated in the footnotes below, the address of the persons or groups named below is c/o Delcath Systems, Inc., 810 Seventh Avenue, 35th Floor, New York, New York 10019.

	Shares Beneficially Owned(1)
Name of Beneficial Owner:	Number	Percent
Named Executive Officers and Directors:
Eamonn P. Hobbs(2)	133,666	*
Graham Miao(3)	147,333	*
Peter J. Graham(4)	124,666	*
Krishna Kandarpa, M.D., Ph.D.(5)	329,666	*
Jennifer K. Simpson(6)	34,750	*
Harold S. Koplewicz, M.D.	247,041	*
Laura A. Philips, Ph.D., MBA(7)	208,534	*
Roger G. Stoll, Ph.D.(8)	192,534	*
Douglas G. Watson(9)	177,049	*
Gabriel Leung(10)	108,031	*
Laura A. Brege(11)	51,195	*
Tasos G. Konidaris(12)	51,195	*
All directors and executive officers as a group ([—] people)(13):	1,805,660	1.4%
5% Stockholders:
Sabby Management, LLC(14)	7,331,200	5.7%

*	Less than 1%
(1)	Except as indicated in these footnotes: (i) the persons named in this table have sole voting and investment power with respect to all shares of Common Stock beneficially owned; (ii) the number of shares beneficially owned by each person as of [—], 2014 includes any vested and unvested shares of restricted stock and any shares of Common Stock that such person or group has the right to acquire within 60 days of [—], 2014 upon the exercise of stock options; and (iii) for each person or group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 128,828,138 shares of Common Stock outstanding on [—], 2014 plus the number of shares of Common Stock that such person or group has the right to acquire within 60 days of [—], 2014.
(2)	As of September 10, 2013, Mr. Hobbs is no longer employed by us.
(3)	Includes 93,333 shares of Common Stock which Mr. Miao has the right to acquire upon exercise of outstanding options exercisable within 60 days of [—], 2014.
(4)	Includes 109,666 shares of Common Stock which Mr. Graham has the right to acquire upon exercise of outstanding options exercisable within 60 days of [—], 2014.
(5)	Includes 176,666 shares of Common Stock which Dr. Kandarpa has the right to acquire upon exercise of outstanding options exercisable within 60 days of [—], 2014. As of October 3, 2013, Dr. Kandarpa is no longer employed by us.
(6)	Includes 20,000 shares of Common Stock which Ms. Simpson has the right to acquire upon exercise of outstanding options exercisable within 60 days of [—], 2014.

(7)	Includes 12,000 shares of Common Stock owned of record by Dr. Philips’ spouse with respect to which Dr. Philips disclaims beneficial ownership, and 196,534 shares of Common Stock jointly owned by Dr. Philips and her spouse.
(8)	Includes 75,000 shares of Common Stock which Mr. Stoll has the right to acquire upon exercise of outstanding options exercisable within 60 days of [—], 2014.
(9)	Includes 50,000 shares of Common Stock which Mr. Watson has the right to acquire upon exercise of outstanding options exercisable within 60 days of [—], 2014.
(10)	Includes 10,004 shares of Common Stock which Mr. Leung has the right to acquire upon exercise of outstanding options exercisable within 60 days of [—], 2014.
(11)	Includes 18,195 shares of Common Stock which Ms. Brege has the right to acquire upon exercise of outstanding options exercisable within 60 days of [—], 2014.
(12)	Includes 18,195 shares of Common Stock which Mr. Konidaris has the right to acquire upon exercise of outstanding options exercisable within 60 days of [—], 2014.
(13)	Includes 571,059 shares of Common Stock which certain directors and executive officers have the right to acquire upon exercise of outstanding options exercisable within 60 days of [—], 2014.
(14)	Based solely on the information provided in a Schedule 13G filed with the SEC on November 1, 2013:
(i)	(a) Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Master Fund, Ltd. beneficially own 5,034,200 and 2,297,000 shares of Common Stock, respectively, and (b) Sabby Management, LLC and Hal Mintz each beneficially own 7,331,200 shares of Common Stock;
(ii)	Sabby Management, LLC and Hal Mintz do not directly own any shares of Common Stock, but each indirectly owns 7,331,200 shares of Common Stock, as Sabby Management, LLC, a Delaware limited liability company, indirectly owns 7,331,200 shares of Common Stock because it serves as the investment manager of Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., both Cayman Islands companies, and Mr. Mintz indirectly owns 7,331,200 shares of Common Stock in his capacity as manager of Sabby Management, LLC; and
(iii)	the address of Sabby Healthcare Volatility Master Fund, Ltd. and Sabby Volatility Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands and the address of Sabby Management, LLC and Hal Mintz is c/o Sabby Management, LLC, 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458.

THE PROPOSAL

Overview

Our Board of Directors has determined that it is advisable and in our and our stockholder’s best interests that the Board of Directors be granted the authority to implement, in its sole discretion, a reverse stock split of the outstanding and treasury shares of our Common Stock at any time on or prior to December 31, 2014, at a specific exchange ratio set by the Board of Directors within the range of exchange ratios between one-for-eight (1:8) and one-for-sixteen (1:16), inclusive. Accordingly, stockholders are asked to approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split consistent with such terms and to grant authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing and ratio.

The Board of Directors strongly believes that the reverse stock split is necessary for the following reasons:

1.	To maintain our listing on The NASDAQ Capital Market.

2.	To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy.

Accordingly, the Board of Directors has unanimously approved a resolution proposing an amendment to our amended and restated certificate of incorporation to allow for the reverse stock split and directed that it be submitted for approval at the Special Meeting.

Should we receive the required stockholder approval for the Proposal, the Board of Directors will have the sole authority to elect, at any time on or prior to December 31, 2014, and without the need for any further action on the part of our stockholders: (1) whether or not to effect a reverse stock split, and (2) if so, the number of whole shares of our Common Stock, between and including eight and sixteen, which will be combined into one share of our Common Stock. Notwithstanding approval of the reverse stock split by the stockholders, the Board of Directors may, in its sole discretion, abandon the proposed amendment and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split on or prior to December 31, 2014, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board of Directors does not implement a reverse stock split on or prior to December 31, 2014, stockholder approval again would be required prior to implementing any reverse stock split.

In determining which reverse stock split ratio to implement, if any, following receipt of stockholder approval, the Board of Directors may consider, among other things, various factors, such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the expected impact of the reverse stock split on the trading market for our Common Stock in the short- and long-term;

•	our ability to continue our listing on The NASDAQ Capital Market;

•	which reverse stock split ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

Failure to approve the amendment could have serious, adverse effects on us and our stockholders. We could be delisted from The NASDAQ Capital Market because shares of our Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing. If The NASDAQ Capital Market delists our Common Stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and become avoided by retail and institutional investors, resulting in the impaired liquidity of our shares. Furthermore, without a reasonable number of authorized shares available for issuance, we may be unable to raise additional capital, establish strategic relationships with other companies or expand our business through acquisitions.

The text of the form of the proposed amendment to our amended and restated certificate of incorporation, which assumes the approval of the Proposal and that the Board of Directors decides to implement the reverse stock split, is attached hereto as Appendix A. By approving this Proposal, stockholders will approve a series of amendments to our amended and restated certificate of incorporation pursuant to which any whole number of outstanding and treasury shares between and including eight and sixteen could be combined into one share of Common Stock, and authorize the Board of Directors to file only one such amendment, as determined by the Board of Directors in the manner described herein, and to abandon each amendment not selected by the Board of Directors. The Board of Directors may also elect not to undertake any reverse stock split.

Certain of our officers and directors have an interest in the reverse stock split as a result of their ownership of Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Reasons for the Reverse Stock Split

To maintain our listing on The NASDAQ Capital Market. By potentially increasing our stock price, a reverse stock split would reduce the risk that our stock could be delisted from The NASDAQ Capital Market. To continue our listing on The NASDAQ Capital Market, we must comply with NASDAQ Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On June 13, 2013, we were notified by the NASDAQ Listing Qualifications Department that we do not comply with the $1.00 minimum bid threshold as our Common Stock has traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180-calendar day period within which to regain compliance and we have qualified for an additional 180-day grace period, which ends on June 9, 2014. To regain compliance, our Common Stock must close at or above the $1.00 minimum bid price for at least 10 consecutive days or more at the discretion of NASDAQ. If we do not regain compliance by that date in accordance with terms of the notice, NASDAQ will provide written notice that our securities will be subject to delisting from The NASDAQ Capital Market. In that event, we may appeal the decision to a NASDAQ Listing Qualifications Panel. In the event of an appeal, our securities would remain listed on the NASDAQ Capital Market pending a written decision by the Panel following a hearing. In the event that the NASDAQ Listing Qualifications Panel determines not to continue our listing and we are delisted from The NASDAQ Capital Market, our Common Stock may be delisted and trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets.

The Board of Directors has considered the potential harm to us and our stockholders should NASDAQ delist our Common Stock from The NASDAQ Capital Market. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons.

The Board of Directors believes that a reverse stock split is a potentially effective means for us to maintain compliance with NASDAQ Marketplace Rules and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from The NASDAQ Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

To provide us with resources and flexibility with respect to our capital sufficient to execute our business plans and strategy. As of [—], 2014, we had [—] shares of Common Stock issued and outstanding and [—] authorized shares of Common Stock remaining and unused. The Board of Directors wishes to increase the number of unused authorized common shares by keeping the authorized shares of Common Stock at 170,000,000 and decreasing the outstanding shares through the reverse stock split. This increase in unused authorized common shares will provide us greater flexibility with respect to our capital structure for various purposes as the need may arise from time to time. These purposes may include: raising capital, establishing strategic relationships with other companies, expanding our business through the acquisition of other businesses or products and providing equity incentives to employees, officers or directors.

The Board of Directors also believes that the increased market price of the Common Stock expected as a result of implementing a reverse stock split could improve the marketability and liquidity of the Common Stock and will encourage interest and trading in the Common Stock. A reverse stock split could allow a broader range of institutions to invest in our stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing trading volume and liquidity of our Common Stock. A reverse stock split could help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.

The Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price and have the desired effect of maintaining compliance with NASDAQ Marketplace Rules. The Board of Directors expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock so that we are able to regain and maintain compliance with the NASDAQ minimum bid price listing standard. However, the effect of a reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied. It is possible that the per share price of our Common Stock after the reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, and the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect a reverse stock split, the market price of our Common Stock may decrease due to factors unrelated to the stock split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the reverse stock split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split. Even if the market price per post-reverse stock split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including NASDAQ requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The proposed reverse stock split may decrease the liquidity of our stock. The liquidity of our capital stock may be harmed by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.

In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board of Directors or render tender offers for a combination with another entity more difficult to successfully complete. The Board of Directors does not intend for the reverse stock split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of Common Stock. Except to the extent that whole shares will be exchanged in lieu of fractional shares as described below, the proposed reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us and proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the proposed reverse stock split. The number of stockholders of record also will not be affected by the proposed reverse stock split, except to the extent that whole shares will be exchanged in lieu of fractional shares as described below.

The following table contains approximate information relating to the Common Stock under the proposed reverse stock split ratios, without giving effect to any adjustments for fractional shares of Common Stock, as of [—], 2014:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding		Number of Shares of Common Stock Authorized but Unissued
Pre-Reverse Stock Split	170,000,000	[	—]	[	—]
Post-Reverse Stock Split 1:8	170,000,000	[	—]	[	—]
Post-Reverse Stock Split 1:9	170,000,000	[	—]	[	—]
Post-Reverse Stock Split 1:10	170,000,000	[	—]	[	—]
Post-Reverse Stock Split 1:11	170,000,000	[	—]	[	—]
Post-Reverse Stock Split 1:12	170,000,000	[	—]	[	—]
Post-Reverse Stock Split 1:13	170,000,000	[	—]	[	—]
Post-Reverse Stock Split 1:14	170,000,000	[	—]	[	—]
Post-Reverse Stock Split 1:15	170,000,000	[	—]	[	—]
Post-Reverse Stock Split 1:16	170,000,000	[	—]	[	—]

We maintain a 2004 Stock Incentive Plan and 2009 Stock Incentive Plan (collectively, the “Plans”) pursuant to which we have granted stock options and restricted shares that are presently outstanding, and additional equity incentive compensation awards may be granted in the future under the 2009 Stock Incentive Plan. Pursuant to the terms of the Plans, the Board of Directors or a committee thereof, as applicable, will adjust the number of shares available for future grant under the 2009 Stock Incentive Plan, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the reverse stock split.

In addition, proportionate adjustments will be made to the per share exercise price of all outstanding warrants to purchase shares of our Common Stock.

If the proposed reverse stock split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of Common Stock.

After the effective date of the reverse stock split, our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split will not affect the registration of the Common Stock under the Securities Exchange Act. Our Common Stock would continue to be reported on The NASDAQ Capital Market under the symbol “DCTH,” although it is likely that NASDAQ would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the reverse stock split to indicate that the reverse stock split had occurred.

Effective Date

The proposed reverse stock split would become effective on the date of filing of a certificate of amendment to our amended and restated certificate of incorporation with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding and the shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the reverse stock split ratio determined by the Board of Directors within the limits set forth in this proposal.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result of the reverse stock split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the reverse stock split will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Record and Beneficial Stockholders

If the reverse stock split is authorized by the stockholders and the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of our Common Stock they hold after the reverse stock split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If the reverse stock split is authorized by the stockholders and the Board of Directors elects to implement the reverse stock split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the reverse stock split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-reverse stock split shares will be asked to surrender to the exchange agent certificates representing pre-reverse stock split shares in exchange for post-reverse stock split shares, including whole shares to be issued in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split rounded up to the nearest whole share. No new post-reverse stock split share certificates, including those representing whole shares to be issued in lieu of fractional shares, will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury will also be reduced proportionately based on the exchange ratio of the reverse stock split. We will reclassify prior period per share amounts and the Consolidated Statements of Stockholders’ Equity for the effect of the reverse stock split for any prior periods in our financial statements and reports such that prior periods are comparable to current period presentation. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to the proposed amendments to our amended and restated certificate of incorporation to allow for the reverse stock split and we will not independently provide the stockholders with any such right if the reverse stock split is implemented.

Material Federal U.S. Income Tax Consequence of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split to our stockholders. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders that received Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary also assumes that you are a United States holder (defined below) who has held, and will hold, shares of Common Stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase Common Stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares of Common Stock for post-reverse stock split shares of Common Stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Required Vote and Recommendation of the Board of Directors

In accordance with Delaware law and the NASDAQ Marketplace Rules, approval and adoption of the Proposal requires the affirmative vote of at least a majority of our issued and outstanding shares entitled to vote either in person or by proxy at the Special Meeting.

If you ABSTAIN from voting, it will have the same effect as an AGAINST vote. Broker non-votes will have the same effect as AGAINST votes.

The Board of Directors recommends that the stockholders vote FOR the Proposal.

IF OUR STOCKHOLDERS DO NOT APPROVE THE PROPOSAL, WE WOULD LIKELY BE DELISTED FROM THE NASDAQ CAPITAL MARKET DUE TO OUR FAILURE TO MAINTAIN A MINIMUM BID PRICE FOR OUR COMMON STOCK OF $1.00 PER SHARE AS REQUIRED BY NASDAQ’S LISTING RULES.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

In order for a stockholder proposal to be eligible for inclusion in our proxy statement for the 2014 annual meeting of stockholders, the proposal must be received by the Corporate Secretary not later than 120 days before the date the proxy statement for our 2013 annual meeting was first released to our stockholders, and must otherwise comply with the requirements of Rule 14a-8(e) of the Securities Exchange Act of 1934. In addition, in order for a stockholder to present a proposal or other matter or to nominate a person for election as a director at the 2014 annual meeting of stockholders, the stockholder must give us written notice of the proposal or other matter to be presented at the meeting no later than 120 days before the proxy statement for our 2013 annual meeting was first released to our stockholders, and must otherwise comply with our amended and restated certificate of incorporation. If the date set for the 2014 annual meeting is more than 30 calendar days before or after May 16, 2014, such notice must instead be received no later than 60 calendar days before the date set for such meeting. Proposals or notices of intent to present a proposal should be addressed to the Corporate Secretary, Delcath Systems, Inc., 810 Seventh Avenue, 35th Floor, New York, New York 10019, and should be sent by overnight delivery or certified mail, return receipt requested. If a stockholder fails to provide timely notice of a proposal to be presented at the 2014 annual meeting, the proxies designated by the Board will have discretionary authority to vote on the proposals.

TRANSACTIONS OF OTHER BUSINESS AT THE SPECIAL MEETING

We do not know of any business to be presented for action at the Special Meeting other than those items listed in the notice of the Special Meeting and referred to herein. If any other matters properly come before the Special Meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

ALL STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS MAY REVOKE ANY PROXY IF SO DESIRED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

/s/ Jennifer K. Simpson
Jennifer K. Simpson Interim Co-President and Co-Chief Executive Officer,
Executive Vice President, Global Head of Business Operations

/s/ Graham G. Miao
Graham G. Miao
New York, New York January [—], 2014	Interim Co-President and Co-Chief Executive Officer, Executive Vice President, Chief Financial Officer

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DELCATH SYSTEMS, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

DELCATH SYSTEMS, INC., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each [[eight], [nine], [ten], [eleven], [twelve], [thirteen], [fourteen], [fifteen] or [sixteen]] shares of the Corporation’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment shall become effective as of [—], 2014 at [—] [a.m./p.m.].

IN WITNESS WHEREOF, DELCATH SYSTEMS, INC., has caused this certificate to be duly executed in its corporate name this [—] Day of [—], 2014.

DELCATH SYSTEMS, INC.

By:
Name:
Title:

SPECIAL MEETING OF STOCKHOLDERS OF

DELCATH SYSTEMS, INC.

February 24, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card are available at -

https://materials.proxyvote.com/24661P

Please mark, sign and date

the proxy card and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

■	00030000000000000000	4	022014

PROPOSAL - The Board of Directors recommends a vote “FOR” the Proposal.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
		Proposal 1.	Approval of an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock at a specific ratio within a range from 1-for-8 to 1-for-16, inclusive, on or prior to December 31, 2014 and a grant of authorization to the Board of Directors to determine, in its sole discretion, whether to implement the reverse stock split, as well as its specific timing and ratio.	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other matters as may properly come before the Special Meeting.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement relating to the Special Meeting. The undersigned hereby revokes any proxy or proxies heretofore given with respect to the Special Meeting.

The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR the Proposal, and in accordance with the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.	■

☐                            ■

DELCATH SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

DELCATH SYSTEMS, INC.

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 24, 2014

The undersigned holder of common stock of DELCATH SYSTEMS, INC. (the “Company”), hereby constitutes and appoints Jennifer K. Simpson and Graham G. Miao, and each of them, as proxies (the “proxies”) of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all of the undersigned’s shares of common stock of the Company, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders (the “Special Meeting”) of the Company, to be held at The Michelangelo Hotel, 152 West 51st Street, New York, New York, on February 24, 2014 at 10:00 A.M., local time, and at any adjournments and postponements thereof.

IMPORTANT: SIGNATURE REQUIRED ON THE REVERSE SIDE

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